ARTICLES OF INCORPORATION
                                       OF
                               PIONEER OIL AND GAS

         We, the undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the corporation is Pioneer Oil and Gas.

                              ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose of the corporation shall be to conduct any or all lawful business for which corporation may be organized under the Utah Business Corporation Act as from time to time authorized by its Board of Directors, including the accumulation of investment capital and the acquisition of the assets and/or businesses of other corporations, partnerships, sole proprietorships or other forms of business entities; provided however, the corporation shall not:

         (1) engage in the banking business, the trust company business or the practice of any profession permitted to be incorporated under Utah laws;

         (2) engage primarily or hold itself out as being primarily engaged in the business of investing, reinvesting or trading in securities;

         (3) engage in the business of issuing face-amount certificates of the installment type, nor have any such certificate outstanding;

         (4) engage in or propose to engage in, the business of investing, reinvesting, owning, holding or trading in securities having a value exceeding forty (40) per centum of the value of the corporation's total assets (exclusive of Government securities and cash items) on an unconsolidated basis;

         (5) for compensation, engage in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; or

         (6) for compensation, and as a part of a regular business, issue or promulgate analyses or reports concerning securities.

         In pursuit of its purposes, the corporation shall have all the powers granted by law to corporations under the laws of the State of Utah and elsewhere as pertinent.


                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value per share of$.001 (one-tenth of a cent). All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                     ARTICLE VIII - INITIAL OFFICE AND AGENT

         The address of this corporation's initial registered office and the name of its initial registered agent at such address is:

        Name Of Agent                               Address of Registered Office
        -------------                               ----------------------------

         Don J. Colton                               1675 East 11245 South
                                                     Sandy, Utah 84070

                             ARTICLE IX - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically enumerating each potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholder's approval.

         The number of directors constituting the initial Board of Directors of this Corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholder's or until their successors are elected and qualified, are:

                       Name                                   Address
                       -----                                  -------

                  Don J. Colton                        1675 East 11245 South
                                                       Sandy, UT 84070

                  Larry G. Colton                      1865 Lincoln Lane
                                                       Holladay, UT 84117

                  Gregg B. Colton                      1849 North 200 West #327
                                                       Provo, Utah 84601

                            ARTICLE X - INCORPORATORS

                  The name and address of each incorporator is:

                      Name                                     Address
                      ----                                     -------

                  Don J. Colton                        1675 East 11245 South
                                                       Sandy, UT 84070

                  Larry G. Colton                      1865 Lincoln Lane
                                                       Holladay, UT 84117

                  Gregg B. Colton                      1849 North 200 West #327
                                                       Provo, Utah 84601

                                   ARTICLE XI
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transactions between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his, her or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorized, approves, or ratifies such contract or transaction.



                              ARTICLE XII - BY-LAWS

         By-Laws of this corporation shall be adopted by its Board of Directors, which shall also have the power to alter, amend or repeal the By-Laws or to adopt new By-Laws; subject, however to the power of the shareholders to alter, repeal or adopt new By-Laws for the corporation.

                       ARTICLE XIII - NO CUMULATIVE VOTING

         At any election for directors, no shareholders shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected, and for whose election he has a right to vote, multiplied by the number of his shares, nor shall any shareholder have the right to cumulate his votes by distributing such votes on the same principle among any number of such candidates.

                                      *****

         Under  penalties  of  perjury,   we  declare  that  these  Articles  of
Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.


         DATED this 14th day of October, 1980.

                                       /s/ Don J. Colton
                                       -----------------------------------------
                                       INCORPORATOR - DON J. COLTON

                                       /s/ Larry G. Colton
                                       -----------------------------------------
                                       INCORPORATOR - LARRY G. COLTON

                                       /s/ Gregg B. Colton
                                       -----------------------------------------
                                       INCORPORATOR - GREGG B. COLTON

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               PIONEER OIL AND GAS


         Pursuant to the provisions of Section 16-10-54 et seq. of the Utah Code Annotated, 1953 as amended, Pioneer Oil and Gas adopts the following Articles of Amendment to its Articles of Incorporation:

                                      FIRST

         The following amendment to the Articles of Incorporation was adopted by the shareholders of Pioneer Oil and Gas on July 22, 1991, in the manner prescribed by the Utah Code Annotated, 1953 as amended, and is an added Article, number XIV, to the Articles of Incorporation of Pioneer Oil and Gas:

                                   ARTICLE XIV

         A director of the Company shall have no personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty. However, this provision shall not eliminate or limit the liability of a director of the corporation:

         (a) For any breach of the director's duty of loyalty to the corporation or its shareholders;

         (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (c) For actions under Section 16-10-44 of the Utah Code ANN. (as amended); or

         (d) For any transaction from which the director derived an improper personal benefit.

                                     SECOND

         The number of common shares issued and outstanding of Pioneer Oil and Gas and entitled to vote at the time of the adoption of the above referenced amendment was 31,586,885.

                                      THIRD

         A quorum was present at the stockholder's meeting either by person or proxy held on July 22, 1991 and that the amendment referred to and adopted above by the Corporation received 22,235,387 shares in favor of the amendment with 831,200 shares voting against the amendment and 115,700 shares abstaining.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of Pioneer Oil and Gas have been executed this _7th__ day of __October____, 1991, by the undersigned officers of the Corporation.


ATTEST:

/s/ Gregg B. Colto                               by: /s/ Don J. Colton
-------------------                              ----------------------
Gregg B. Colton, Secretary                       Don J. Colton, President